Exhibit 5.1

[Letterhead of Sullivan & Cromwell LLP]

August 6, 2024

Protara Therapeutics, Inc.,
345 Park Avenue South, Third Floor,
New York, NY 10010.

Ladies and Gentlemen:

In connection with the registration under the Securities Act of 1933 (the “Act”) of (i) 1,500,000 shares of common stock, par value $0.001 per share, of Protara Therapeutics, Inc., a Delaware corporation (the “Company”), issuable under the Company’s 2024 Equity Incentive Plan (the “2024 EIP”) and (ii) 1,000,000 shares of common stock, par value $0.001 per share, of the Company, issuable under the Company’s 2024 Employee Stock Purchase Plan (the “2024 ESPP” and, such shares issuable under the EIP and the ESPP, the “Securities”), we, as your counsel, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion.

Upon the basis of such examination, it is our opinion that when the registration statement relating to the Securities (the “Registration Statement”) has become effective under the Act, the terms of the sale of the Securities have been duly established in conformity with the Company’s certificate of incorporation and the 2024 EIP and the 2024 ESPP, and the Securities have been duly issued and sold as contemplated by the Registration Statement and the 2024 EIP and the 2024 ESPP, the Securities will be validly issued, fully paid and nonassessable.

In rendering the foregoing opinion, we are not passing upon, and assume no responsibility for, any disclosure in any registration statement or any related prospectus or other offering material relating to the offer and sale of the Securities.

The foregoing opinion is limited to the Federal laws of the United States and the General Corporation Law of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

We have relied as to certain factual matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ SULLIVAN & CROMWELL LLP